Exhibit 8.2

March 16, 2015

Paramount Gold and Silver Corp.

665 Anderson Street

Winnemucca, NV 89445

Ladies and Gentlemen:

We have acted as counsel to Paramount Gold and Silver Corp. (the “Company”), a Delaware corporation, in connection with the Agreement and Plan of Merger dated December 16, 2014 (the “Agreement”), by and among Coeur Mining, Inc., a Delaware corporation, Hollywood Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”), the Company, and Paramount Nevada Gold Corp., a British Columbia corporation and wholly-owned subsidiary of the Company, as amended pursuant to the Amendment to Agreement and Plan of Merger, dated March 3, 2015. Pursuant to the Agreement, Merger Sub will merge (the “Merger”) with and into the Company, with the Company surviving the Merger as a wholly-owned subsidiary of Parent. We are delivering the opinion set forth herein (the “Opinion”) in connection with the filing of the Registration Statement on Form S-4 of Parent, which includes the Joint Proxy Statement/Prospectus (the “Registration Statement”), filed with the Securities and Exchange Commission. Unless otherwise defined herein, capitalized terms used in this Opinion have the meanings specified in the Agreement.

For purposes of this Opinion, we have reviewed the Agreement and such other documents and matters of law and fact as we have considered necessary or appropriate, and we have assumed with your consent that the Merger will be completed in the manner set forth in the Agreement and in the Registration Statement, without the waiver or modification of any of the terms or conditions contained therein. In addition, in rendering this Opinion we have relied upon the factual representations set forth in the letters of representation from the Company and Parent to us dated the date hereof (the “Representation Letters”). In rendering our Opinion, we have also assumed (without independent investigation or verification) that (i) the factual representations made in the Agreement, Registration Statement, Representation Letters and other documents referred to herein are, and will be as of the Effective Time, true and complete, (ii) any representation set forth in the Agreement, Registration Statement, Representation Letters and other documents referred to herein that is qualified by knowledge, intention, belief or any similar qualifier is, and will be as of the Effective Time, true and complete without such qualification,

1037 Raymond Boulevard, Sixteenth Floor

Newark, New Jersey 07102

Phone: 973.491.3600 \ Fax: 973.491.3555

CALIFORNIA \ COLORADO \ CONNECTICUT \ MARYLAND \ MASSACHUSETTS \ MICHIGAN \  NEVADA \ NEW JERSEY \ NEW YORK \ PENNSYLVANIA \ TEXAS \ VIRGINIA \ WASHINGTON, D.C.

Paramount Gold and Silver Corp.

March 16, 2015

(iii) the Representation Letters have been executed by appropriate authorized officers of the Company and Parent, (iv) all other documents submitted to us have been or will be duly executed and validly signed (and filed, where applicable) to the extent required in the same form as they have been provided to us, (v) each document submitted to us will be legal, valid, binding and enforceable, and (vi) all covenants agreed to by the parties pursuant to the documents referred to herein have been or will be performed or satisfied in accordance with their terms. Any inaccuracy of any of the preceding assumptions or representations, warranties, covenants or statements in the foregoing documents or the failure to consummate the Merger in accordance with the terms of the Agreement and as described in the Registration Statement may adversely affect our Opinion.

Based upon the foregoing and in reliance thereon, we are of the opinion that, under currently applicable U.S. federal income tax law, (i) the Merger should qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and (ii) subject to the limitations and qualifications set forth therein, the discussion in the section of the Registration Statement entitled “Material U.S. Federal Income Tax Consequences of the Spin-Off and the Merger” constitutes our opinion as to the material U.S. federal income tax consequences of the Merger to holders of Parent common stock and to holders of Company common stock.

This Opinion is being rendered solely in connection with the Merger and the filing of the Registration Statement. This Opinion is rendered only as of the date hereof, and we undertake no obligation to update the Opinion after the date hereof. This Opinion may be withdrawn if we do not receive the Representation Letters dated the date of the Effective Time confirming the accuracy of the representations set forth therein. Our Opinion is based upon the Code, applicable Treasury Regulations promulgated or proposed under the Code, published administrative rulings and procedures, judicial decisions and other applicable authorities, all as in effect on the date hereof, which are subject to change (possibly with retroactive effect) so as to affect the conclusions stated herein.

This Opinion addresses only the matters described above, and does not address any other U.S. federal, state, local or foreign tax consequences that may result from the Merger. No opinion is implied or may be inferred beyond the matters expressly stated herein.

We hereby consent to the reference to us under the headings “Material U.S. Federal Income Tax Consequences of the Spin-Off and the Merger” and “Legal Matters” in the Registration Statement and the filing of this Opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations promulgated thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act.

Sincerely,

/s/ LeClair Ryan, a Professional Corporation